                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     J.B. Hunt Transport Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                        J. B. HUNT TRANSPORT SERVICES, INC.
                           615 J. B. HUNT CORPORATE DRIVE
                              LOWELL, ARKANSAS 72745


                           NOTICE AND PROXY STATEMENT FOR
                            ANNUAL STOCKHOLDERS' MEETING

                            ---------------------------

                       NOTICE OF ANNUAL STOCKHOLDERS' MEETING

                     TO BE HELD ON APRIL 16, 1998 AT 10:00 A.M.


     The Annual Meeting of Stockholders of J. B. Hunt Transport Services, Inc. (the "Company") will be held April 16, 1998 at 10:00 a.m. (CDT) at the Company's headquarters, located at 615 J. B. Hunt Corporate Drive, Lowell, Arkansas for the following purposes:

     (1) To elect nine directors of the Company; three for a one-year term; three for a two-year term; and three for a three-year term.

     (2)  To approve the Amended Management Incentive Plan.

     (3) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the next fiscal year.

     (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on February 27, 1998 will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

     A copy of the 1997 Annual Report to Stockholders is enclosed.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present, the Board of Directors requests that you promptly complete, sign, date and mail the enclosed proxy. If you attend the meeting, you may vote either in person or by your proxy.

                                       By Order of the Board of Directors



                                                JOHNELLE D. HUNT
                                                    Secretary

Lowell, Arkansas
March 6, 1998

-------------------------------------------------------------------------------
             YOUR VOTE IS IMPORTANT.  PLEASE DATE, SIGN AND RETURN
                          YOUR PROXY WITHOUT DELAY.
-------------------------------------------------------------------------------

                     J. B. HUNT TRANSPORT SERVICES, INC.

                        615 J. B. HUNT CORPORATE DRIVE
                            LOWELL, ARKANSAS  72745



                               PROXY STATEMENT

     This Proxy Statement contains information related to the Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. to be held Thursday, April 16, 1998, beginning at 10:00 a.m. local time, at the Company's corporate offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas and at any postponements or adjournments thereof.




                              ABOUT THE MEETING


WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's Annual Meeting, stockholders will act upon matters outlined in the accompanying notice of meeting, including the election of directors, the amendment of the Management Incentive Plan, and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 1997 and respond to questions from the stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, February 27, 1998, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the meeting or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted on.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and seating will be available at approximately 9:30 a.m. Cameras and recording devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 35,653,708 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the meeting, you may deliver your completed proxy card in person.

CAN I VOTE BY TELEPHONE?

     If you are a registered stockholder (that is, if you hold stock in your own name), you may vote by telephone by following the instructions included with your proxy card.

     If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

     -    FOR election of the nominated slate of directors (see pages 4-6);
     -    FOR the amendment of the Management Incentive Plan (see pages 15-16);
     - FOR ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors (see page 16)

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

- ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

- AMENDMENT OF THE MANAGEMENT INCENTIVE PLAN. Approval of the proposed amendment of the Company's Management Incentive Plan requires the affirmative vote of the holders of an absolute majority of the outstanding common stock.

- OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN THE PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

     On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any matter which will come before the Annual Meeting other than matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.


                REPORT OF ACTION TAKEN AT PRIOR ANNUAL MEETING
                      OF STOCKHOLDERS ON APRIL 17, 1997

     The 1997 Annual Meeting was held on April 17, 1997.  At that meeting
93.69 percent of eligible shares were voted. The nine nominees for the Board of Directors were elected by a vote of 99.05 percent of the total shares voted.

                               STOCK OWNERSHIP

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND OFFICERS OWN?

     The authorized Common Stock of the Company consists of 100,000,000 shares, $.01 par value. As of the close of business on February 27, 1998 there were 35,653,708 shares outstanding held by 1,749 stockholders of record.

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by each director of the Company, and by each person known to the Company to be, at February 27, 1998, the beneficial owner of more than five percent of the Company's Common Stock, by each named executive officer (Exhibits I, II and III), and by all officers and directors as a group.

                                                 BENEFICIAL OWNERSHIP
                                                 --------------------
     DIRECTORS AND OFFICERS                     SHARES         PERCENT (8)
     ----------------------                     ------         -----------
     J. B. Hunt (1)                           14,303,887           40.0%
     Wayne Garrison (2)                        1,539,273            4.3
     John A. Cooper, Jr.                           9,058              *
     Gene George (3)                             623,830            1.7
     Thomas L. Hardeman                            2,558              *
     Bryan Hunt                                   37,935            1.0
     Johnelle Hunt                                26,346              *
     Robert E. Logan                              10,000              *
     Lloyd E. Peterson                         1,097,062            3.1
     Kirk Thompson (4)                           192,985              *
     Jerry W. Walton (5)                          72,254              *

     All executive officers and directors     18,218,729             51%
     as a group (14 persons) (6)

*Represents less than 1 percent of the Company's outstanding common stock

OTHER PRINCIPAL STOCKHOLDERS

The Crabbe Huson Group, Inc. (7)        3,534,200           9.9%
121 SW Morrison, Suite 100
Portland, Oregon  97204

(1) Mr. Hunt's address is 615 J. B. Hunt Corporate Drive, Lowell, Arkansas 72745. Includes 12,652,652 shares owned by Mr. Hunt in a family limited liability company.
(2)  Includes shares owned by immediate family.
(3) Includes an indirect 25% beneficial ownership interest through a family limited partnership in 730,989 shares which equals 182,747 shares and the ownership of 441,083 shares in another family limited partnership. Mr. George disclaims the beneficial ownership of the 182,747 shares described above and listing such shares shall not be construed as an admission that Mr. George is the owner of such shares for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934.
(4) Includes options to purchase 17,400 shares exercisable as of February 27, 1998.
(5) Includes 19,710 shares held in trusts in which Mr. Walton is designated as the trustee and options to purchase 6,400 shares exerciseable as of February 27, 1998.
(6) Includes options to purchase 24,850 shares exercisable as of February 27, 1998.
(7) Based on Schedule 13G filed by the indicated party. In said filing, beneficial ownership of such shares was disclaimed by The Crabbe Huson Group, Inc. The amount and percentage of shares was reported by the company on February 6, 1998.
(8) The percentages are based upon 35,653,708 shares which equal the outstanding shares of the Company as of February 27, 1998.


     The Company's executive officers, directors and persons who own more than ten (10) percent of the Company's Common Stock are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the SEC.

     Based solely on information provided to the Company by individual directors, executive officers and persons who own more than ten (10) percent of the Company's Common Stock, late filings were reported for Messrs. Bergant, Logan, Ralston and Thompson.



                                 PROPOSAL ONE
                            ELECTION OF DIRECTORS


     The Company has nominated for re-election to the Board of Directors the nine directors who currently comprise the Board.

     Under the terms of the Company's Articles of Incorporation, the Board elected to stagger the election of its members so that one-third of the Board will be elected at each annual stockholder's meeting. To effect this change, this year the Board was divided into three classes, each consisting of three directors. At the meeting, the classes will be elected for a term of one year, two years and three years, respectively. Afterward, each class of directors will be elected for a three year term. To attain this result, the Board has assigned Johnelle Hunt, Lloyd Peterson and Kirk Thompson to a term that will expire at the 1999 Annual Meeting. Additionally, three members will have terms that expire at the 2000 Annual Meeting and three members will have terms that expire at the 2001 Annual Meeting.

     Provisions for electing the Board in this fashion were adopted in 1988 when the stockholders elected to be governed by the Arkansas Business Corporation Act of 1987. Adopting this provision will make it more difficult for a person or entity to control the election of the Board of Directors. In this respect, this provision could be considered an anti-takeover provision.

     It is intended that the shares represented by the accompanying proxy will be voted at the 1998 Annual Meeting for the election of all nominees. Each nominee has indicated his/her willingness to serve as a member of the Board, if elected.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.



                      PROFILES OF DIRECTORS AND NOMINEES

CLASS I - TERM EXPIRES APRIL 1999
---------------------------------
JOHNELLE D. HUNT                                       DIRECTOR SINCE 1993
  Mrs. Hunt, age 66, is Secretary of the Company. She served as Credit Manager from 1962 to 1987, was elected Secretary-Treasurer in 1972 and served in that capacity until October 1988, at which time she was elected Secretary. She also serves as a director for the UAMS Foundation Advisory Board, the Harvey and Bernice Jones Eye Institute and is the founding chairman of the Alexis de Tocqueville Society of United Way for Washington County.

LLOYD E. PETERSON                                      DIRECTOR SINCE 1990
  Mr. Peterson, age 85, is Chairman of Peterson Farms, Inc. (an integrated poultry company, poultry breeder and cattle farm operation). He also serves as Chairman of the Board for Decatur State Bank and Director Emeritus of Grand Federal Bank.

KIRK THOMPSON                                          DIRECTOR SINCE 1985
  Mr. Thompson, age 44, is President and Chief Executive Officer of the Company. Mr. Thompson, a certified public accountant, joined the Company in 1973. Between 1978 and 1979 he was associated with KPMG Peat Marwick. Returning to the Company in 1979, he served as Vice President of Finance until 1984, Executive Vice President and Chief Financial Officer until 1985, President and Chief Operating Officer from 1986 until 1987 when he was elected President and Chief Executive Officer.


CLASS II - TERM EXPIRES APRIL 2000
----------------------------------
GENE GEORGE                                            DIRECTOR SINCE 1961
  Mr. George, age 75, is Chairman of the Board of George's Inc. (an integrated poultry company). He also serves as a director for First National Bank of Springdale and the Northwest Family Medical Center.

THOMAS L. HARDEMAN                                     DIRECTOR SINCE 1994
  Mr. Hardeman, age 60, is President of BTTB Investments, a private investment company. Retiring from United Parcel Service after 35 years, he served as Corporate Vice President from 1984 until his retirement in April 1994. He is the former Chairman of the Advisory Board for the Commercial Vehicle Safety Alliance, former board member of the Professional Truck Driver Institute of America, and served on the American Legislative Exchange Council and the State Government Affairs Council.

J. B. HUNT                                             DIRECTOR SINCE 1961
  Mr. Hunt, age 71, is the Senior Chairman of the Board of Directors of the Company. Founder of the J. B. Hunt Company in 1961, he served as Chairman of the Board from 1982 until May 16, 1995. Mr. Hunt also serves as a director of the American Trucking Association Foundation.

CLASS III - TERM EXPIRES APRIL 2001
-----------------------------------
JOHN A. COOPER, JR.                                    DIRECTOR SINCE 1990
  Mr. Cooper, age 59, is Chairman of the Board, Chief Executive Officer and President of Cooper Communities, Inc. (a community development company). He also serves as a director on the boards of Wal-Mart Stores, Inc. and Entergy Corporation.

BRYAN HUNT                                             DIRECTOR SINCE 1991
  Mr. Hunt, age 39, is the Vice Chairman of the Company. He joined the Company through its Management Training Program in 1983, served as an outside marketing representative in 1984 and as the Director of Personnel from 1985 to 1987. He was appointed Vice Chairman of the Board in February 1988 and Assistant Secretary of the Company in October 1988. He served as Chief Operating Officer of the Van Division of J.B. Hunt Transport in 1995 and as Treasurer of the Company from June 9, 1996 until February 28, 1997. He relinquished his active participation in the Company on February 28, 1997 to pursue outside interests and is the President of Best Motor Company.

WAYNE GARRISON                                         DIRECTOR SINCE 1981
  Mr. Garrison, age 45, assumed the responsibilities of  Chairman of the
  Board May 15, 1995.   He joined the Company in 1976 as Plant Manager.  He
  also served the Company as Vice President of Finance in 1978, Executive Vice President in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from 1986 to 1991.

     Under the terms of the Company's articles and Arkansas law, the Board of Directors can fix or change the number of directors by up to 30% of the number of directors last approved by the stockholders.

     Each of the foregoing nominees is currently serving as a director of the Company and each was elected at the last Annual Meeting. Johnelle Hunt is the wife of J. B. Hunt and Bryan Hunt is the son of J. B. and Johnelle Hunt. There are no other family relationships among the foregoing nominees.


WHAT ARE THE DUTIES OF THE BOARD?

     The Board of Directors has the responsibility to serve as the trustee for the stockholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board, however, is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussion with the Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month and by participating in Board and Committee meetings.

HOW ARE DIRECTORS COMPENSATED?

     During the Company's fiscal year ended December 31, 1997, each director who is not a salaried officer or employee of the Company was paid $3,000 for each board meeting attended, $1,000 for each committee meeting attended and $2,000 for each committee meeting chaired and received an annual retainer of $15,000 paid in Company stock (or 996 shares on July 17, 1997). Due to potential 16(b) violations, Bryan Hunt and Lloyd Peterson received their annual retainer of $15,000 in cash.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1997?

     The Board of Directors met six times during the 1997 fiscal year. During this period all members of the Board participated in at least 75% of all meetings including the Annual Meeting. The business of the Company is managed under the direction of the Board of Directors, which meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters which require Board approval. Special meetings are also held when Board action is required on matters arising between regularly scheduled meetings.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has established Executive, Compensation, Audit and Nominating Committees to direct attention to specific subjects and to act on its behalf in discharging its responsibilities.

-------------------------------------------------------------------------------
                          EXECUTIVE    COMPENSATION     AUDIT     NOMINATING
           NAME           COMMITTEE      COMMITTEE    COMMITTEE   COMMITTEE
-------------------------------------------------------------------------------
    J. B. Hunt                *
    Wayne Garrison            *
    John A. Cooper, Jr.                    **                         *
    Gene George               *            *
    Tom Hardeman                           *                          **
    Bryan Hunt                *                           *
    Johnelle Hunt                                         **
    Lloyd Peterson                                        *
    Kirk Thompson             *
-------------------------------------------------------------------------------

  * Member
** Chairperson


     EXECUTIVE COMMITTEE. The Executive Committee has broad power to act for and on behalf of the Board of Directors between the regularly scheduled meetings of the Board of Directors. The Executive Committee held no meetings in fiscal 1997.

     COMPENSATION COMMITTEE. The Committee's responsibilities are to oversee and recommend to the Board of Directors all aspects of executive compensation and provide performance-based compensation criteria designed to satisfy the definition of qualifying compensation for deductibility under Section 162(m) of the Internal Revenue Code. A report follows, prepared by the Compensation Committee, discussing the Company's policies towards executive compensation. In fiscal 1997, the Compensation Committee met twice.

     AUDIT COMMITTEE. The Audit Committee met once during fiscal 1997. It's responsibilities are to oversee the Company's internal accounting controls, select independent auditors, review the annual audit plan with the independent auditors, review the annual report and results of the audit.

     NOMINATING COMMITTEE. The Board of Directors recently created the Nominating Committee, which is responsible for recommending candidates for election to the Board of Directors. The Nominating Committee is composed solely of independent directors who have no relationship with the Company other than their directorship. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates, making recommendations to the Board regarding such candidates and reviewing and making recommendations to the Board with respect to candidates for directors proposed by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating Committee did not meet during fiscal 1997.



                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPHS INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OF THE PERFORMANCE GRAPHS BY REFERENCE THEREIN.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1997.

     The following table sets forth information concerning total compensation earned or paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Senior Chairman, Chairman (as two of the four highest paid executives other than the Chief Executive Officer), the Chief Executive Officer, and the two highest paid officers of the Company for such period in all capacities in which they served.

EXHIBIT I

                      EXECUTIVE COMPENSATION SUMMARY TABLE

------------------------------------------------------------------------------------------------------------
                                                                    LONG-TERM COMPENSATION
                                                                    ----------------------
                            ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                            -------------------                    ------            -------

                                                   OTHER                   SECURITIES
                                                   ANNUAL    RESTRICTED    UNDERLYING             ALL OTHER
NAME AND                                           COMPEN-   STOCK         OPTIONS/      LTIP      COMPEN-
PRINCIPAL                               BONUS ($)  SATION    AWARD(S)      SARS (#)     PAYOUTS    SATION
POSITION            YEAR     SALARY ($)    (1)     ($) (2)    ($) (3)         (4)         ($)      ($) (5)
------------------------------------------------------------------------------------------------------------
J. B. Hunt          1997     $375,000        0    $ 49,075       N/A          N/A        N/A       $50,653
Sr. Chairman        1996      375,000        0      53,171       N/A          N/A        N/A        47,657
                    1995      520,673        0       N/A         N/A          N/A        N/A        43,318

Wayne Garrison      1997      375,000        0       N/A         N/A          N/A        N/A         1,778
Chairman            1996      375,000        0       N/A         N/A      2,500,000      N/A        10,942
                    1995      229,327      N/A       N/A         N/A          N/A        N/A        12,240

Kirk Thompson       1997      400,000   10,000       N/A         N/A         76,000      N/A         4,615
President and       1996      400,000        0       N/A         N/A         75,000      N/A        12,500
CEO                 1995      400,000        0       N/A         N/A        100,000      N/A        12,240

Jerry Walton        1997      250,000    6,250       N/A         N/A         55,000      N/A         1,779
Executive VP        1996      250,000        0       N/A         N/A         10,000      N/A        10,687
Finance and         1995      250,000        0       N/A         N/A         70,000      N/A        12,240
CFO

Robert Logan        1997      244,000    6,500       N/A         N/A         30,000      N/A             0
Chief Information   1996          N/A      N/A       N/A         N/A         50,000      N/A             0
Officer             1995          N/A      N/A       N/A      $140,625            0      N/A             0
------------------------------------------------------------------------------------------------------------

(1) There was no bonus earned for fiscal year 1995 or 1996. All bonuses are reported in the year in which they are earned.
(2) In accordance with SEC rules, reporting is not required unless the aggregate of such compensation exceeds $50,000 or 10% of the total annual salary and bonus. The amounts reported for Mr. Hunt represent $47,880 for professional fees and $1,194 for personal use of the Company plane for fiscal 1997 and $46,221 for professional fees and $6,950 for personal use of the Company plane for fiscal 1996.
(3) No restricted stock awards were made in fiscal year 1997. The value of the restricted stock awards at the end of 1997 were $440,625, $30,000 and $140,625 for Messrs. Thompson, Walton and Logan respectively. Such value is determined by the closing market price for the stock at the end of fiscal 1997. Awards for Mr. Thompson were made in the 1992, 1993 and 1994. Awards for Mr. Walton were made in 1994. The number of restricted stock awards held by Messrs. Thompson, Walton and Logan at the end of the last fiscal year were 23,500, 1,600 and 7,500 respectively. Shares vest over a four-year period in 10, 20, 30 and 40% increments with the exception of Mr. Logan's whose vest 100% on January 1, 2002. Dividends are payable on all shares.
(4) There were no stock appreciation rights ("SARs") granted to the above named executives by the Company.
(5) Includes contributions to Company retirement plans on behalf of each of the executives.
     Also included in other compensation:
     The Company advances premiums on life insurance policies on the lives of Mr. and Mrs. J.B. Hunt. The premium advances, plus accrued interest, were $5,408,000 as of December 31, 1997, and are a receivable to the Company from a trust which is the owner and beneficiary of the policy. The Company has a guarantee from Mr. and Mrs. Hunt for the amount of premiums paid by the Company together with accrued interest at the rate of 5% per annum. During 1997 the Company paid premiums of $600,000 with respect to the life insurance policies of which Mr. Hunt's share, as reported by the insurance carriers, consisted of $48,875.


EXHIBIT II

                AGGREGATED OPTION EXERCISES DURING FISCAL 1997
                                     AND
                      OPTION VALUES ON DECEMBER 31, 1997

                                                                           VALUE OF
                                                            NUMBER OF      UNEXERCISED
                                                            UNEXERCISED    IN-THE-MONEY
                                                            OPTIONS AT     OPTIONS AT
                                                            FY-END (#)     FY-END ($)
                                                                               (1)
NAME AND              SHARES ACQUIRED                       EXERCISABLE/   EXERCISABLE/
POSITION              ON EXERCISE (#)   VALUE REALIZED ($)  UNEXERCISABLE  UNEXERCISABLE
--------              ---------------   ------------------  -------------  -------------
J. B. HUNT                 N/A                N/A                N/A            N/A
                                                                 N/A            N/A

Wayne Garrison               0                    0                   0  E           0  E
                                                              2,500,000  U  $2,812,500  U

Kirk Thompson           30,000             $ 17,490              17,400  E       17,325 E
                                                                266,600  U      473,550 U

Jerry Walton                 0                    0               6,400  E       9,450  E
                                                                146,600  U     324,862  U

Robert Logan                 0                    0                    0 E            0 E
                                                                  80,000 U      115,625 U

The above Exhibit reflects options only. The Company has no SARs at the present time.

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $18.75, which is the closing market price reported on NASDAQ on December 31, 1997.

EXHIBIT III


                       OPTION GRANTS DURING FISCAL 1997

                      NUMBER OF
                      SECURITIES      PERCENT                                          POTENTIAL
                      UNDERLYING      OF TOTAL       OPTION                            REALIZABLE
NAME AND              OPTIONS         OPTIONS        PRICE       EXPIRATION           VALUE ($)(1)
POSITION              GRANTED         GRANTED        ($/Sh)      DATE               5%             10%
--------------------------------------------------------------------------------------------------------
J. B. Hunt                N/A            N/A            N/A            N/A            N/A            N/A

Wayne Garrison             0               0              0              0              0              0

Kirk Thompson          38,000           4.73%       $14.00          5/1/03       $180,931       $410,470
                       38,000           4.73         15.063       11/12/03        194,662        441,622

Jerry Walton           20,000           2.49         14.00          5/1/03         95,227        216,037
                       35,000           4.36         15.063       11/12/03        179,294        406,757

Robert Logan           10,000           1.25         14.563         7/7/03         49,526        112,359
                       20,000           2.49         15.063       11/12/03        102,454        232,433


The above Exhibit reflects options only. The Company has no SARs at the present time.

(1) The hypothetical value of the options as of their date of grant has been calculated above using the Black-Scholes option pricing model, as permitted by the rules of the SEC, based upon a set of assumptions. It should be noted that this model is only one method of valuing options and the Company's use of the model should not be interpreted as an endorsement of its accuracy.
The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.


                     REPORT OF THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors was comprised during fiscal year 1997 of Messrs. Cooper, (Chairman) George and Hardeman. In 1997 the Compensation Committee and the Board of Directors approved all executive officers' base compensation. The Compensation Committee met twice in 1997.

     In accordance with SEC rules designed to enhance disclosure of the Company's compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee addressing the Company's compensation policy as it relates to the named officers for fiscal 1997 and performance-based compensation for 1998.

     COMPENSATION POLICY. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with the payment of equity-based incentive, is designed to attract and retain qualified executives and ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and management, in general, are eligible for and do participate in incentive compensation plans.

     PERFORMANCE MEASURE.   In evaluating annual executive compensation the
Committee examines earnings per share (EPS), return on assets and equity, revenue growth, increased value to stockholders and operating ratio. These factors are compared to corporate goals, prior performance and performance of the Company's peer group. While the Company is predominantly a truckload carrier, the Company believes performance should be compared with other major transportation and logistics companies.

     To motivate our employees to think like stockholders, the Company has implemented the following guidelines of stock ownership over a five-year period:

                       Position                  Ownership Multiple of Base Salary
                       --------                  ---------------------------------
          Chief Executive Officer                           5 times
          Executive Vice Presidents                         3 times
          Group Presidents, Senior Vice Presidents
            and Vice Presidents of Operations               2.5 times
          Vice President, Terminal Managers,
            Regional Operations Managers                    2 times


     FISCAL 1997 COMPENSATION.   For fiscal 1997, the Company's executive
compensation program consisted of (i) base salary, (ii) performance-based cash bonus, and (iii) Management Incentive Plan benefits.

     The peer group used for compensation decisions include some companies in the peer group selected for the performance graph. However, most of the companies used in the compensation process were top trucking and shipping companies and other top competitive, high performing companies which are leaders in their industries located in the Company's geographic area.

     As a group, the Company's executives base and total compensation generally falls within the range of the peer group.

     BASE SALARY. Executive base salaries were reviewed to determine if such salaries fall within the range of those persons holding comparably responsible positions at other companies. In reviewing base salaries national surveys prepared by third party consultants were utilized. The salary comparisons not only include the Company's peer group, but also include companies of similar size and complexity. Individual salaries are also based on other factors such as the individual's past performance and potential within the Company and the level and scope of responsibility.

     PERFORMANCE CASH BONUS. Performance cash bonuses are awarded quarterly to executives primarily based on the Company's operating ratio. The amount of bonus paid is a percentage of the executive's salary. The bonus increases as a percentage of base salary as the Company's operating ratio decreases. No cash bonuses were paid to the executive group in fiscal 1995 or 1996 but were paid in fiscal 1997.

     PERFORMANCE-BASED MANAGEMENT INCENTIVE PLAN.   On May 11, 1995, the
stockholders approved the J. B. Hunt Transport Services, Inc. Amended Management Incentive Plan (the "Plan"). The Plan consolidates all of the existing plans for payment of incentive compensation. Under the Plan, the Committee, the Chairman of the Board or the Chief Executive Officer of the Company, if so delegated, has authority to grant benefits to participants. Participation in the Plan is restricted to officers, directors, employees and consultants of the Company.

Factors used in establishing the size of awards granted under the Plan were as follows:

     1.   Level of responsibility of executive.
     2.   Level of existing stock ownership of executive.
     3.   Increased revenue and earnings of the Company.
     4.   Return on equity and assets of the Company.
     5.   Executive's long-term potential with the Company.
     6.   Debt/equity ratio of the Company.
     7. Operating ratio of the divisions and the operating ratio of the Company as a whole.

     These factors were used in subjectively determining the amount of the stock awards. The Compensation Committee approved all executive stock awards for 1997.

     The Plan allows the Compensation Committee, the Chairman of the Board, or the Chief Executive Officer to make awards in the form of restricted stock, money credits, share units, performance units, stock options or SARs to eligible Plan participants. Any stock options or awards to be granted under the Plan are restricted to shares previously authorized for that purpose, i.e., 5,000,000 shares of Company stock. Since the Plan incorporates the 1984 Stock Option Plan, all options issued under the 1984 Plan are deducted from the 5,000,000 share limit to determine the number of options or awards that may be issued. The Compensation Committee, or the Chairman of the Board or the Chief Executive Officer, as the case may be, is authorized to determine the amount, terms and conditions of any grant of incentive compensation under the Plan, subject to the plan limitations previously approved by the stockholders.

     Based on the above factors, the Company, approved by the Compensation Committee, granted 58,000 stock options at an exercise price of $14.00 per share, 10,000 stock options at an exercise price of $14.563 per share and 93,000 stock options at an exercise price of $15.063 per share to the top four executive officers in fiscal year 1998. The options vest over a period of five years.

     SENIOR CHAIRMAN, CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION. On May 16, 1995, Mr. J. B. Hunt assumed the position of Senior Chairman. Wayne Garrison, a member of the Board of Directors and former President and Chief Executive Officer, assumed the position of Chairman. The Committee has tried to set base salary and overall compensation for Messrs. Hunt, Garrison and Thompson competitively with companies of similar size and aligned with companies which lead their respective industries. The goal is to reward these executives for corporate performance in line with the interests of the stockholders.

     Messrs. Hunt and Garrison do not participate in the bonus plan and therefore, received no bonus in 1997. The cash bonus for Mr. Thompson is determined by the previously mentioned formula relating bonuses to quarterly operating ratios. A cash bonus was paid to Mr. Thompson in 1997 in attainment of the operating ratio criteria.

     In accordance with the Committee's policy of aligning executive interest with the interest of stockholders, Mr. Thompson was granted 38,000 options at $14.00 and 38,000 options at $15.063 which vest over a five year period. There were no stock options granted to Messrs. Hunt or Garrison in 1997.

     Messrs. Hunt, Garrison and Thompson's cash compensation is comparable to the NASDAQ peer group and other transportation company peer groups.

     Additionally, Messrs. Hunt, Garrison and Thompson participate in the Company's retirement plan.

     1998 PERFORMANCE-BASED COMPENSATION. For fiscal year 1998, the Company's previously established cash bonus program for the above named executives that is in direct correlation to the operating ratio remains in place at the date of this filing. As the operating ratio improves, the cash bonuses increase.



HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally allows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the Company's Chief Executive Officer and four other most highly compensation executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee has structured performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to section 162(m) in a manner that satisfies those requirements. To meet the stockholder approval requirements of Section 162(m), the Company submitted and obtained approval of the Amended Management Incentive Plan by its stockholders at the 1995 Annual Meeting.

     The Board and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

     At the Compensation Committee meeting held January 21, 1998 the Committee reviewed and approved an unfunded Deferred Compensation Plan for the Company. Effective March 1, 1998, eligible participants will include all board members and the top two percent of the Company's management group.
Each participant may elect to defer up to 100% of any salary, bonus or board compensation earned during the year and elect to receive the income at a designated date in the future. Upon review and approval by the Committee, the Deferred Compensation Plan was presented to the Board of Directors at its regularly scheduled meeting on January 21, 1998 to which it received unanimous approval.

     SUMMARY. The Committee has adopted the philosophy of the Company, i.e., that linking executive compensation to corporate performance results in aligning compensation with corporate goals and stockholder interests.

                                        1997 COMPENSATION COMMITTEE
                                        John A. Cooper, Jr., Chairman
                                        Gene George
                                        Thomas L. Hardeman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Cooper, George and Hardeman comprise the Compensation Committee. None of the members of the Compensation Committee were an officer or an employee of the Company during 1997 and no member of the Committee is a former officer of the Company or had any related party transactions with the Company in fiscal 1997.



                                 PERFORMANCE GRAPH

     The following graph presents a five year comparison of cumulative total returns for the Company, the S&P 500 composite index and NASDAQ Trucking Stocks (CRSP Transportation Index). The CRSP Transportation Index was prepared by the Center for Research in Security Prices and includes all NASDAQ traded trucking companies classified under SIC codes 4200-4299. A listing of the companies included in the CRSP Transportation Index is available upon request from the Company. The values on the graph show the relative performance of an investment of $100 made on December 31, 1992 in Company Common Stock and in each of the indices.


                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                            J. B. HUNT, S&P 500, NASDAQ






                12/31/92   12/31/93  12/31/94   12/31/95   12/31/96   12/31/97
   J. B. HUNT     100.0      100.9      66.9       74.3       62.9       85.3
    S&P 500       100.0      109.8     111.3      153.1      188.8      252.0
    NASDAQ        100.0      112.6     106.1       85.2       99.7      128.9

                                 PROPOSAL TWO
          PROPOSAL TO APPROVE THE AMENDED MANAGEMENT INCENTIVE PLAN



     The Company's Management Incentive Plan was originally adopted and approved by the Board of Directors on March 17, 1989. An amended Plan was subsequently approved by the stockholders on May 11, 1995. The Plan was adopted for the purpose of providing key employees the opportunity to acquire a proprietary interest in the Company through the purchase or awarding of shares of Common Stock or the awarding of SARs, share units or money credits, thereby more closely aligning management's interests with that of the Company's stockholders.

     The stockholders of the Company are requested to approve an amendment to the Plan to increase the number of shares reserved for issuance from 5,000,000 to 6,500,000 which has been approved by the Compensation Committee and the Board of Directors.

WHY AMEND THE PLAN?

     The number of shares of Common Stock originally reserved by the Plan were not adequate to meet the ongoing purpose of the Plan. The original Plan provided that an aggregate of 5,000,000 shares of Common Stock would be available for options and awards under the Plan. As of December 31, 1997, approximately 11,000 shares were available for future grants. The Plan proposal would increase the maximum amount of shares authorized for issuance under the Plan to 6,500,000 subject to adjustment as provided in the Plan for certain changes in the Company's capital structure.

     The Plan generally provides for the grant of stock options, restricted stock, SARs, share units or money credits which may be granted either alone or simultaneously in any combination. In order to comply with the Omnibus Budget Reconciliation Act of 1993 and avoid the possible loss of future federal income tax deductions attributable to stock options and SARs granted under the Plan, the Board has approved an amendment of the Plan that would establish 2% of the total shares authorized for issuance under the Plan, i.e. 2% of 6,500,000, as the maximum number of shares that may be subject to stock options, restricted stock, SARs, share units or money credits, or its dollar equivalent at the share's fair market value at date of grant, to an executive officer during any fiscal year.

     Under currently applicable provisions of the Code, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a non-qualified option, the optionee will be deemed to have received compensation in an amount equal to the difference between the market price and exercise price of the shares received on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value on the shares on the date of exercise over the cost of such shares to the optionee.

     The Board of Directors believes it is in the best long-term interests of the stockholders of the Company to maintain a progressive stock-based incentive program in order to attract and retain officers, key employees and directors and to encourage their greater financial investment in the Company.

VOTING ON THE AMENDMENT

     If a quorum is present at the Annual Meeting, approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote with respect to the amendment. Proxies marked to abstain from voting with respect to the amendment will have the effect of proxies voted against the amendment.


  THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.






                                PROPOSAL THREE
                   RATIFICATION OF APPOINTMENT OF AUDITORS


     The Board of Directors has selected KPMG Peat Marwick LLP ("Peat Marwick") as the principal independent public accountants for fiscal year 1998 and recommends that the stockholders vote for ratification of such appointment. Peat Marwick has been the principal accountant for the Company since 1982. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

     Representatives of Peat Marwick will be present at the stockholders' meeting and will have an opportunity to make a statement to the stockholders, if desired, and will be available to respond to appropriate questions from the stockholders.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.



                                   EXPENSES

     The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid by the Company. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for the expense of forwarding proxy material to beneficial owners of shares held by them of record. Solicitations of proxies may be made personally or by telephone or telegraphic communications, by directors, officers and regular employees, who will not receive any additional compensation in respect of such solicitations.


                          PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than November 4, 1998 for inclusion in the 1999 Proxy Statement and Form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14A under the Securities Exchange Act of 1934.

                                   GENERAL

     Proxies duly executed and returned by a stockholder, and not revoked prior to or at the meeting, will be voted in accordance with the instructions thereon.

     The management of the Company does not know of any business to be brought before the meeting other than described in this Proxy Statement, but it is intended that as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the persons acting thereunder.

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY ENCLOSED IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.


                                   By Order of the Board of Directors





                                            JOHNELLE D. HUNT
                                               Secretary

                          J.B. HUNT TRANSPORT SERVICES, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR
P                  ANNUAL MEETING OF STOCKHOLDERS, APRIL, 16, 1998

R
     The undersigned hereby constitute(s) and appoint(s) WAYNE GARRISON and
O KIRK THOMPSON as Proxies, each with the power to appoint his substitute, and hereby authorizes the Proxies, or either of them, to represent and
X vote as designated on this proxy card all of the shares of common stock of J.B. HUNT TRANSPORT SERVICES, INC. held of record by the undersigned
Y on February 27, 1998 at the Annual Meeting of Stockholders to be held on April 16, 1998, and any adjournment thereof.

     ELECTION OF DIRECTORS, NOMINEES:                                    COMMENT/CHANGE OF ADDRESS:
     [01] John A. Cooper, Jr., [02] Wayne Garrison,
                                                               -----------------------------------------------
     [03] Gene George, [04] Thomas L. Hardeman,
                                                               -----------------------------------------------
     [05] J.B. Hunt, [06] Johnelle D. Hunt, [07] Bryan Hunt,
                                                               -----------------------------------------------
     [08] Lloyd E. Peterson, [09] Kirk Thompson
                                                               -----------------------------------------------
                                                               (If you have written in the above space, please
                                                                mark the corresponding box on the reverse side
                                                                of this card)

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT
     YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
     THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                               FOLD AND DETACH HERE

/X/ Please mark your
    votes as in this
    example.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3
--------------------------------------------------------------------------------

                    FOR  WITHHELD                           FOR  AGAINST  ABSTAIN                              FOR  AGAINST  ABSTAIN
1. Election of      / /    / /    2. To amend the           / /    / /      / /   4. To consider and act upon  / /    / /      / /
   Directors                         Management                                      such other business as
   (SEE REVERSE)                     Incentive Plan                                  may properly come before
For, except vote withheld from    3. To ratify the appoint- / /   / /      / /       the meeting or any
the following nominee(s):            ment of KPMG Peat                               adjournments thereof.
                                     Marwick as the prin-                                                      / / Change of
                                     cipal independent                                                             Address/Comments
                                     public accountants                                                            on Reverse Side
                                     for fiscal year 1998.






SIGNATURE(S)                                            DATE            The signer hereby revokes all proxies heretofore given by
            --------------------------------------------    --------    the signer to vote at said meeting or any adjournment
NOTE: Please mark, sign, date and promptly return this proxy card in    thereof.
the enclosed envelope.  Please sign exactly as your name(s) appear(s)
above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give the title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.


                                               FOLD AND DETACH HERE



                      J.B. HUNT TRANSPORT SERVICES, INC.

Dear Stockholder:

J.B. Hunt Transport Services, Inc. encourages U.S. and Canadian residents to take advantage of a convenient way by which you can vote your shares by telephone. If you vote by telephone, you do not need to return this proxy card.

To vote your shares by telephone you must use the voter control number in the box above, just below the perforation.

On a touch-tone telephone call toll-free 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week. The telephone response system will lead you through the simple process of voting your proxy. Your voter control number above must be used to access the system.

YOUR TELEPHONE VOTE PROVIDES THE SAME AUTHORIZATION TO VOTE YOUR SHARES AS IF YOU MARKED, SIGNED, DATED AND RETURNED YOUR PROXY CARD.

               Your vote is important.  Thank you for voting.